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                                   EX-99.B9(a)
  Consent of Arnold R. Bergman, Vice President, General Counsel and Secretary,
                      First Variable Life Insurance Company


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[LOGO OMITTED] FIRST
               VARIABLE
               LIFE INSURANCE
                    COMPANY

April 29, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Registration of Variable Annuity Contract Interests
      First Variable Annuity Fund A of First Variable Life Insurance Company (File Nos. 2-30164 and 811-1680)

Dear Sir/Madam:

I consent to the use in Registration No. 2-30164 of my opinion letter dated April 25, 1997.

Very truly yours,

/s/ Arnold R. Bergman
------------------------
Arnold R. Bergman
Vice President, General Counsel* and Secretary

*Admitted in NY


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